CONTACT:	For Immediate Release
Patty Frank, Investors, (513) 763-1992 Lori Dorer, Media, (513) 345-1685	August 16, 2006

Kendle Completes Acquisition of Phase II-IV Clinical Services Business
of Charles River Laboratories International, Inc.
World’s fourth-largest provider of Phase II-IV Clinical Development services offers expanded capacity for delivery of global trials

CINCINNATI, August 16, 2006 — Kendle (Nasdaq: KNDL), a leading global full-service clinical research organization (CRO), today announced it has completed the acquisition of the Phase II-IV Clinical Services business of Charles River Laboratories International, Inc. (NYSE: CRL). With this move, Kendle strengthens its position as one of the leading global players in the clinical development industry, adding attractive therapeutic expertise, diversifying its customer base and expanding its capacity to deliver large global trials. Kendle announced its agreement to acquire Charles River Clinical Services May 9.

“Kendle and Charles River Clinical Services are a winning combination,” said Candace Kendle, PharmD, Chairman and Chief Executive Officer. “Our newly combined organization offers our customers an expanded global platform and broadened therapeutic base for their drug development efforts, and positions Kendle for continued strong growth as we accelerate toward our $500 million mid-term revenue goal. We welcome Charles River Clinical Services associates to Kendle and look forward to serving our expanded customer base for years to come.”

With the completion of the acquisition, Kendle now has nearly 3,000 associates in operations throughout North America, Europe, Asia/Pacific, Latin America and Africa. The combined organization is the fourth largest provider of Phase II-IV clinical development services worldwide.

Kendle’s agreement with Charles River provided for the purchase of 100 percent of the stock of the Phase II-IV Clinical Services business for approximately $215 million in cash plus a working capital adjustment in accordance with the terms and conditions of the Stock Purchase Agreement, as amended, between Charles River and Kendle dated as of May 9, 2006. Kendle financed the transaction with a combination of cash on hand and debt.

About Kendle

Kendle International Inc. (Nasdaq: KNDL) is among the world’s leading global clinical research organizations and is the fourth-largest provider of Phase II-IV clinical development services. We deliver innovative and robust clinical development solutions — from first-in-human studies through market launch and surveillance — to help the world’s biopharmaceutical companies maximize product life cycles and grow market share. Our global clinical development business is focused on five regions — North America, Europe, Asia/Pacific, Latin America and Africa — to meet customer

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needs.     With the expertise of our associates worldwide, Kendle has conducted clinical trials or provided regulatory, pharmacovigilance and validation services in 70 countries. Additional information and investor kits are available upon request from Kendle, 1200 Carew Tower, 441 Vine Street, Cincinnati, OH 45202 or from the Company’s Web site at www.kendle.com.

Information provided herein, which is not historical information, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, competitive factors and industry consolidation, outsourcing trends in the pharmaceutical and biotechnology industries, the company’s ability to manage growth and to continue to attract and retain qualified personnel, the company’s ability to integrate the newly acquired businesses, the fixed price nature of contracts or the loss of large contracts, cancellation or delay of contracts, the progress of ongoing contracts, the ability to maintain existing customer relationships or enter into new ones, cost overruns, the company’s sales cycle, the effects of exchange rate fluctuations, and other factors described in the company’s filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. All information in this release is current as of August 16. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.